UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    March 1, 2022

FUTURES PORTFOLIO FUND LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Maryland	000-50728	52-1627106
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

c/o Steben & Company, LLC
687 Excelsior Blvd.
Excelsior, MN 55331
(Address of Principal Executive Office)(zip code)

(952) 767-6900
Registrant telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

Effective March 1, 2022, the General Partner of Futures Portfolio Fund Limited Partnership has amended and restated the agreement of limited partnership, eliminating the previously set forth dissolution date. An amended Certificate of Limited Partnership has also been recorded wtih the State of Maryland.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Futures Portfolio Fund, Limited Partnership By: Steben & Company, LLC General Partner
Date: March 1, 2022	By:
/s/ Jon C. Essen
Jon C. Essen Chief Financial Officer of the General Partner